Exhibit 3.11


                                     BYLAWS
                                       OF
                            CITY CAPITAL CORPORATION

                                    ARTICLE I
                                     OFFICES

     Section 1.1 Registered Office: The initial registered office of the corporation shall be the address set forth in the Articles of Incorporation. The corporation, by resolution of its Board of Directors, may change the location of its registered office as designated in the Articles of Incorporation to any other place in Nevada. By like resolution, the registered agent at such registered office may be changed to any other person or corporation, including itself.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 2.1 Annual Meeting: The annual meeting of shareholders for the election of directors shall be held on the 2nd Tuesday of each January of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, or on such other dates or at such other time as the Board of Directors may determine by resolution. The shareholders may transact any other proper business at the annual meeting.

     Section 2.2 Special Meetings: Special meetings of shareholders for any purpose or purposes may be held at any time upon call of the entire Board of Directors, any two (2) directors or the President. A special meeting of shareholders shall be called by the President or the Secretary upon the written request of shareholders who together own of record a majority (51%) of the outstanding stock of all classes entitled to vote at such meeting.

     Section 2.3 Place and Time of Meetings: Meetings of the shareholders for the election of directors, and all other meetings of the shareholders, shall be held at such place or places, within or without the State of Nevada, and at such time as may be fixed by the Board of Directors, and shall be specified in the notices or waivers of notice of the meetings; provided, however, that at least ten days' notice be given to the shareholders of the place and time so fixed. In the event no place shall be fixed for any such meeting, such meeting shall be held at the corporation's registered office.

     Section 2.4 Notice of Meetings: Written notice of shareholders meetings, stating the place, date, and hour of the meetings, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, any Vice President, the Secretary or an Assistant Secretary to each shareholder entitled to vote at the meeting at least ten (10) days but not more than sixty (60) days before the date of the meeting, unless a different period is prescribed by law.

     When mailed, written notice is deemed to have occurred when deposited in the United States mail, postage prepaid, directed to the shareholders at the address that appears on the records of the corporation. Any shareholder may waive notice of any meeting. Attendance of a shareholder at any meeting shall constitute waiver of notice of such meeting except where such shareholder attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is lawfully called or convened.

     Section 2.5 Quorum: At each meeting of shareholders, except where otherwise provided by law, the Articles of Incorporation, or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any shareholder business. In the absence of a quorum, the shareholders so present, by majority vote, or the chairman of the meeting, may adjourn the meeting from time to time in the manner provided in Section 2.6 of these Bylaws until a quorum shall attend.

     Section 2.6 Adjournment: Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 2.7 Organization: The Chairman of the Board, if any, or in his absence the President, or in their absence any Vice President, shall call to order meetings of shareholders and shall act as chairman of such meetings. The Board of Directors, or, if the board fails to act, the shareholders, may appoint any shareholder, director, or officer of the corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President and all Vice Presidents.

     The Secretary of the corporation shall act as Secretary of all meetings of shareholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

     Section 2.8 Votes Per Share: Unless the Articles of Incorporation otherwise provides, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question.

     Section 2.9 Proxies: Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after six (6) months from its date, unless the proxy provides for a longer period which shall not exceed seven
(7) years. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing a written revocation of the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation.

     Section 2.10 Vote Required for Shareholder Action: Except as otherwise provided by law or in the Articles of Incorporation or these Bylaws, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the corporation entitled to vote thereon who are present in person or by proxy shall decide such question, including the election of directors.

     Section 2.11 Determination of Shareholders Entitled to Notice of or to Vote at Shareholders Meeting: In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The Board of Directors must fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting.

     Section 2.12 List of Shareholders Entitled to Vote: The Secretary of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to which shareholders are entitled to examine the stock ledger, the list of shareholders entitled to vote at a meeting, or the books of the corporation, or entitled to vote in person or by proxy at any meeting of shareholders.

     Section 2.13 Voting of Shares by Certain Shareholders: Persons who hold their stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons who have pledged their stock shall be entitled to vote, unless in the transfer by the pledgors on the books of the corporation they have expressly empowered the pledgees to vote on the stock, in which case only the pledgees or their proxies may vote on the stock.

     Section 2.14 Action by Consent of Shareholders: Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents may be signed either before or after the action so taken, and shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held and may be stated as such on any certificate or document. The Secretary shall file the consents with the minutes of the meeting of the shareholders.

     Section 2.15 Conduct of Meetings: The Board of Directors, or the chairman of the meeting may adopt, by resolution, such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Such rules and regulations, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present;
(iii) limitations on attendance at or participation in the meeting to shareholders of record, their duly authorized and constituted proxies, and such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(v) limitations on the time allotted to questions or comments by participants. Unless the Board indicates otherwise, meetings are not required to be held in accordance with parliamentary procedure.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 3.1 Qualifications; Numbers; Term of Office: The business, property, and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The number of Directors constituting the Board of Directors shall be fixed by it, provided, however, that the number of Directors shall at no time be less than one (1) nor greater than three (3) persons, unless by amendment of these Bylaws. Any change in the number of Directors shall be reported to the Secretary of State of the State of Nevada within thirty (30) calendar days of such change. Each director shall be elected by the shareholders entitled to vote on the election of directors at the annual meeting of shareholders, to serve (subject to the provisions of Section 3.2) until the next succeeding annual meeting of shareholders and until his or her respective successor has been elected and qualified.

     Section 3.2 Resignation: Removal, Vacancies:

     Subsection 3.2.a. Resignations: Any director, or any member of a committee of directors, may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the corporation. Any such resignation shall take effect at the time specified in the resignation, or, if the time is not specified in the resignation, then upon receipt of the resignation. The acceptance of such resignation shall not be necessary to make it effective.

     Subsection 3.2.b. Removals: The holders of not less than two-thirds of the shares entitled at the time to vote at an election of directors may remove any director with or without cause; provided, however, that if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if voted cumulatively at an election of the entire Board, or if there be classes of directors, at an election of the class of directors of which he is a part.

     Subsection 3.2.c. Vacancies: Any vacancy in the office of any director through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from any increase in the number of directors, may be filled at any time by the majority of the directors then in office elected by the shareholders which elected the director who previously held such office or would be entitled to elect the director to fill such newly created directorship, as the case may be (even though less than a quorum), or, by the sole remaining director so elected. Subject to the provisions of Section 3.2, persons so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall have been elected and qualified. Unless otherwise provided in the Articles of Incorporation or these Bylaws, when a director resigns from the Board, effective at a future date, such director may participate in the filling of the vacancies, the vote to take effect when the resignation becomes effective.

     Section 3.3 Meetings of Directors: Regular meeting of the Board of Directors may be held without notice at such time and place, within or without the State of Nevada, as shall from time to time be determined by the Board. Unless otherwise specified in a written notice to the Directors, annual meetings of the Directors shall be held immediately following the annual meeting of the shareholders at the same place of the shareholders' meeting.

     Special meetings of the Board of Directors shall be held at such time and place, within or without the State of Nevada, as shall be designated in the notice of the meeting whenever called by the President or by a majority of the directors then in office.

     Section 3.4 Notice of Special Meetings: The Secretary, or in his absence any other officers of the corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least thirty (30) days before the meeting, or by telegram, cable radiogram, or personal service at least ten (10) days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

     Section 3.5 Telephonic Meetings: Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

     Section 3.6 Quorum: A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Articles of Incorporation or these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting.

     Section 3.7 Organization: Meetings shall be presided over by the Chairman of the Board, if any, or in his or her absence by the President, or, in the absence of both, by such other person as the directors may select. The Secretary of the corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 3.8 Action by Consent of Directors: Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 3.9 Compensation of Directors: Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

     Section 3.10 Committees: The Board of Directors may establish committees for the performance of delegated or designated functions to the extent permitted by law. The Board of Directors may provide, by resolution or amendment to the Bylaws, such powers, limitations, and procedures for committees as the Board of Directors deems advisable.

                                   ARTICLE IV
                                    OFFICERS

     Section 4.1 Executive Officers; Election; Qualifications; Term of Office:
The Board of Directors shall choose a President, Secretary, Treasurer and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any number of offices may be held by the same person, unless these Bylaws or the Articles of Incorporation otherwise directs. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next succeeding his election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

     Section 4.2 Powers and Duties of Executive Officers: The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors shall appoint one of the officers to record all meetings of shareholders and directors in a book kept for that purpose. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                              Chairman of the Board

     The directors may elect one of their members to be Chairman of the Board of Directors, and that person shall be subject to the control of and may be removed from that position by the Board of Directors. The Chairman of the Board shall perform such duties as may from time to time be assigned to him or her by the Board. It shall be the Chairman's duty to preside at all meetings of shareholders and directors.

                                    President

     The President shall be the chief executive officer of the corporation. In the absence of the Chairman of the Board, it shall be the President's duty to preside at all meetings of the shareholders and directors. It shall also be the President's duty to have general and active management of the business of the corporation; to see that all orders and resolutions of the Board of Directors are carried into effect; and to execute contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the corporation.

     The President shall have the general supervision and direction of the other officers of the corporation and shall see that their duties are properly performed. The President shall submit a report of the operations of the corporation for the year to the shareholders at their annual meeting. The President shall have the general duties and powers of supervision and management usually vested in the office of president of a corporation.

                                 Vice President

     The Vice President or Vice Presidents, in the order designated by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the President in the absence or disability of the President and shall perform such other duties as may be prescribed by the Board of Directors.

                                    Secretary

     The Secretary shall attend all meetings of the shareholders, the Board of Directors and the executive committee; shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose; shall give proper notice of meetings of shareholders and directors; shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe; and shall perform such other duties as shall be assigned to the office of Secretary by the President or the Board of Directors.

                                    Treasurer

     The Treasurer shall have custody of the funds and securities of the corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, executive committee or President, taking proper vouchers for such disbursements, and shall render to the President and directors, whenever they may require it, an account of all the transactions of Treasurer and of the financial condition of the corporation.

                   Assistant Secretary and Assistant Treasurer

     The Assistant Secretary shall assist the Secretary and the Assistant Treasurer shall assist the Treasurer in the performance of their respective duties and shall perform all such duties in their absence or disability and shall perform such other duties as may be prescribed by the Board of Directors, the executive committee and the President.

     Section 4.3 Resignation; Removal; Vacancies: Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by majority vote of the whole Board of Directors at any regular or special meeting.

     Section 4.4 Absence or Disability: In case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the power or duties of the absent or disabled officer to any other officer or to any director for the time being.

     Section 4.5 Powers and Duties Regarding the Corporation's Ownership of Securities of Other Corporations or Entities: Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of this corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all rights and powers incident to the ownership of such shares or other securities which this corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this corporation.

                                    ARTICLE V
                                 INDEMNIFICATION

     Section 5.1 Indemnification and Advancement of Expenses: The directors and officers of this corporation shall be indemnified to the maximum extent permitted by law for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by a director or officer of this corporation in defending a civil or criminal action, suit or proceeding. Such expenses shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation as authorized by Nevada law. The foregoing right of indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification and advancement of expenses to which any such director or officer may be entitled by bylaw, agreement, vote of shareholders or of disinterested directors or otherwise.

     Section 5.2 Continuation of Rights: All rights of indemnification and advancement of expenses under Article V of these Bylaws and under Nevada law shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such a director or officer.

     Section 5.3 Indemnification Insurance: The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

     Section 5.4 Determination of Rights: Unless ordered by a court, the corporation may not make the indemnifications under this Article V or Nevada law until its shareholders, its Board of Directors, by a majority vote of a quorum of disinterested directors, or written opinion of independent counsel, if a quorum of disinterested directors is not available or such a quorum directs, determine(s) that the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

                                   ARTICLE VI
                                  CAPITAL STOCK

     Section 6.1 Stock Certificates: The Certificates for shares of the capital stock of the corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors. Shareholders shall be entitled to have a Certificate signed by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or Assistant Treasurer, or the Secretary or Assistant Secretary, certifying the number of shares held. The signatures may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a Certificate shall have ceased to be such officer, transfer agent, or registrar before such Certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

     Section 6.2 Transfer of Shares: Shares of the capital stock of the corporation may be transferred on the books of the corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the corporation or its transfer agent of the Certificate representing such stock properly endorsed.

     Section 6.3 Fixing Record Date: In order that the corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to the above determinations or purposes.

     Section 6.4 Lost Certificates: The Board of Directors may direct a new Certificate or Certificates representing stock of the corporation to be issued in place of any Certificate or Certificates previously issued by the corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the Certificate to be lost, stolen, or destroyed.

     When authorizing such issue of a new Certificate or Certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificate or Certificates, or his legal representative, to give the corporation a bond in such sum as the Board of Directors shall direct to indemnify the corporation against any claim that may be made against the corporation with respect to the Certificate alleged to have been lost, stolen, or destroyed or the issuance of such new Certificates, and such requirement may be general or confined to specific instances.

     Section 6.5 Regulations: The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of Certificates representing stock of the corporation.

     Section 6.6 Legends on Shares: All Certificates for shares of stock of the corporation shall have placed thereon any legend or legends which counsel for the corporation deems appropriate and desirable for the purpose of compliance with state and federal securities laws.

     Section 6.7 Holders of Record: The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Nevada.

                                   ARTICLE VII
                                    DIVIDENDS

     Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

                                  ARTICLE VIII
                      CONTRACTS, LOANS, CHECK AND DEPOSITS

     Section 8.1 Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

     Section 8.2 Loans: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 8.3 Checks: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 8.4 Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE IX
                                  MISCELLANEOUS

     Section 9.1 Fiscal Year: The fiscal year of the corporation shall be the calendar year.

     Section 9.2 Books and Records: The books, accounts and records of the corporation except as otherwise required by the laws of the State of Nevada, may be kept within or without the State of Nevada, at such place or places as may from time to time be designated by resolution of the directors.

     Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                                    ARTICLE X
                               AMENDMENT OF BYLAWS

     The Bylaws may be amended, altered, repealed or added to at any regular meeting of the shareholders or Board of Directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the whole authorized number of directors, as the case may be.

                                  CERTIFICATION

     The above and foregoing is a true and correct copy of the Bylaws of City Capital Corporation. approved and accepted as of the 10th day of December, 2004.

                                        /s/ Gary Borglund
                                        ------------------------
                                        Gary Borglund, Secretary